UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2007
QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)
777 West Rosedale, Suite 300
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Amended and Restated Credit Agreement
Amended and Restated Credit Agreement
Press Release

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 9, 2007, Quicksilver Resources Inc. (“Quicksilver”) and its subsidiary, Quicksilver Resources Canada Inc. (“QR Canada” and, together with Quicksilver, the “Borrowers”), amended and restated their combined senior credit facility upon Quicksilver entering into an Amended and Restated Credit Agreement (the “U.S. Agreement”) among Quicksilver, as borrower, and JPMorgan Chase Bank, N.A., BNP Paribas, Bank of America, N.A., Fortis Capital Corp., The Bank of Nova Scotia, Comerica Bank, The Royal Bank of Scotland plc, Calyon New York Branch, CIBC Inc., Compass Bank, Sterling Bank, Toronto Dominion (Texas) LLC, Societe Generale, Deutsche Bank Trust Company Americas, BMO Capital Markets Financing, Inc., U.S. Bank National Association, Citibank, N.A., Union Bank of California, N.A., Wells Fargo Bank, N.A. and Credit Suisse, Cayman Islands Branch, as lenders, and QR Canada entering into an Amended and Restated Credit Agreement (the “Canadian Agreement” and, together with the U.S. Agreement, the “Combined Agreements”) among QR Canada, as borrower, and JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, BNP Paribas, BNP Paribas (Canada), Bank of America, N.A., Bank of America, N.A. (by its Canada branch), The Bank of Nova Scotia, Fortis Capital Corp., Fortis Capital (Canada) Ltd., Deutsche Bank Trust Company Americas, Deutsche Bank AG Canada Branch, Bank of Montreal, Citibank, N.A., Canadian Branch, Societe General (Canada Branch), Union Bank of California, N.A., Canada Branch, Wells Fargo Financial Corporation Canada, Toronto Dominion Bank, Comerica Bank, Canada Branch, U.S. Bank National Association, Canadian Imperial Bank of Commerce and Credit Suisse, Toronto Branch, as lenders and/or agents as indicated on the signature pages of the agreement.
     The Combined Agreements provide for a five-year senior secured revolving credit facility, with options exercisable by Quicksilver to extend the facility for up to two additional years with the consent of the lenders. The facility provides for revolving credit loans, swingline loans and letters of credit from time to time in an amount not to exceed the borrowing base, which is calculated based on several factors and is initially equal to $850 million. The lenders have agreed to initial revolving commitments in an aggregate amount equal to $1.2 billion pursuant to the facility, and the Borrowers have the option to increase the facility to $1.45 billion with the consent of the lenders. The lenders’ commitments under the facility are allocated between U.S. and Canadian funds, with the U.S. funds being available for borrowing by Quicksilver and Canadian funds being available for borrowing by QR Canada. The Borrowers’ interest rate options under the facility include LIBOR, U.S. prime, Canadian prime and a specified rate for swingline loans. As borrowings increase, LIBOR margins increase in specified increments from 1.0% to a maximum of 1.75%. U.S. borrowings under the facility are guaranteed by most of Quicksilver’s domestic subsidiaries and are secured by, among other things, the oil and gas properties of Quicksilver and certain of its domestic subsidiaries. Canadian borrowings under the facility are guaranteed by Quicksilver and most of Quicksilver’s domestic subsidiaries and are secured by, among other things, the oil and gas properties of QR Canada, Quicksilver and certain of Quicksilver’s domestic subsidiaries. The lenders annually re-determine the global borrowing base under the facility in accordance with their customary practices and standards for oil and gas loans based upon the estimated value of year-end proved reserves of Quicksilver and it subsidiaries. The Combined Agreements prohibit the declaration or payment of dividends by Quicksilver and contain certain other restrictive covenants, which, among other things, require the maintenance of a minimum current ratio and a minimum

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earnings (before interest, taxes, depreciation, depletion and amortization, non-cash income and expense, and exploration costs) to interest expense ratio.
     The foregoing description is qualified in its entirety by reference to the full text of the U.S. Agreement and the Canadian Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
     On February 12, 2007, Quicksilver issued a press release announcing that its wholly-owned subsidiary, Quicksilver Gas Services LP, filed a registration statement with the Securities and Exchange Commission relating to a proposed underwritten initial public offering of common units representing limited partner interests in Quicksilver Gas Services LP. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement, dated as of February 9, 2007, among Quicksilver Resources Inc. and the lenders identified therein.

10.2	Amended and Restated Credit Agreement, dated as of February 9, 2007, among Quicksilver Resources Canada Inc. and the lenders and/or agents identified therein.

99.1	Press release dated February 12, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.
By:	/s/ John C. Cirone
John C. Cirone
Senior Vice President, General Counsel and Secretary

Date: February 12, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement, dated as of February 9, 2007, among Quicksilver Resources Inc. and the lenders identified therein.

10.2	Amended and Restated Credit Agreement, dated as of February 9, 2007, among Quicksilver Resources Canada Inc. and the lenders and/or agents identified therein.

99.1	Press release dated February 12, 2007.